Exhibti 10.5

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of October 28, 2011 (this “Agreement”), is entered into by and among ENSURGE, INC., a Nevada corporation (the “Company”), ENSURGE NM, LLC, a Utah limited liability company (“EnSurge NM”), NEXT VIEW CAPITAL, L.P., a Delaware limited partnership, its successors or assigns (“Next View”), ZADAR LLC, a Delaware limited liability company, its successors or assigns (“Zadar LLC,” and together with Next View, the “Buyers”).

W I T N E S S E T H:

WHEREAS, the Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act;

WHEREAS, the Buyers wish to acquire from the Company, and the Company desires to issue and sell to each Buyer, a Warrant (as defined below) and a Note (as defined below), which Notes will be convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the conditions of the Notes, the Warrants, this Agreement and the other Transaction Documents (as defined below); and

WHEREAS, the Buyers wish to appoint Agent to act as their agent for the purposes set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

“Buyers’ Counsel” means EGS.

“Buyer Control Person” means each manager, executive officer, promoter, and such other Persons as may be deemed in control of the Buyers pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

“Certificate of Incorporation” means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

“Closing Date” means the date of the closing of the purchase and sale of the Securities.

 “Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

“Company Counsel” means Randall K. Edwards.

“Company’s SEC Documents” means the Company’s filings on the SEC’s EDGAR system.

“Conversion Date” means the date a Holder submits a Notice of Conversion, as provided in the Notes.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes and/or in payment of accrued interest, as contemplated in the Notes.

“Delivery Date” has the meaning ascribed to it in the Notes (with respect to Conversion Shares) or the Warrants (with respect to Warrant Shares).

“Disbursement Schedule” means the schedule setting forth the disbursement of the Purchase Price (as defined below), including the payees, amounts to be wired to each payee, and the wire instructions for each payee, as provided by the Company and set forth on Annex I.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 150 East 42nd Street, New York, New York 10017.

“Holder” means the Person holding the relevant Securities at the relevant time.

“Last Audited Date” means December 31, 2010.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (a) adversely affect the legality, validity or enforceability of the Notes, the Warrants or any of the Transaction Documents, (b)  have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (c) adversely impair the Company’s ability to perform fully on a timely basis its material obligations under any of the Transaction Documents or the transactions contemplated thereby.

“Maturity Date” has the meaning ascribed to it in the Notes.

“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

“Principal Trading Market” means (a) NYSE Amex, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, (e) the OTC Bulletin Board, (f) the OTCQX or OTCQB, or (g) such other market on which the Common Stock is principally traded at the relevant time, but shall not include the “pink sheets.”

 “Rule 144” means (a) Rule 144 promulgated under the 1933 Act or (b) any other similar rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration under the 1933 Act.

“Securities” means the Notes, the Warrants and the Shares.

“Shares” means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

“State of Incorporation” means Nevada.

“Subsidiary” means, as of the relevant date, any subsidiary of the Company (whether or not included in the Company’s SEC Documents) whether now existing or hereafter acquired or created.

“Trading Day” means any day during which the Principal Trading Market shall be open for business.

“Transaction Documents” means this Agreement, the Notes, the Security Agreements (defined below), the Pledge Agreement (defined below), the Transfer Agent Letter (defined below), the Warrants, the Lockup Agreements (defined below), the Confessions (defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement.

“Transfer Agent” means, at any time, the transfer agent for the Common Stock.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of a Warrant.

2.           AGREEMENT TO PURCHASE; PURCHASE PRICE.

a.           Purchase.

(i)           Subject to the terms and conditions of this Agreement and the other Transaction Documents, Next View hereby agrees to purchase from the Company a Secured Convertible Promissory Note in the principal amount of $605,000.00 substantially in the form attached hereto as Annex II (the “Next ViewNote”) and Zadar LLC hereby agrees to purchase from the Company a Secured Convertible Promissory Note in the principal amount of $605,000.00 substantially in the form attached hereto as Annex III (the “Zadar LLC Note,” and together with the Next View Note, the “Notes”). The Notes shall be secured by (1) a Security Agreement substantially in the form attached hereto as Annex IV listing all of the Company’s assets as security for the Company’s obligations under the Transaction Documents (the “CompanySecurity Agreement”), (2) a Security Agreement substantially in the form attached hereto as Annex V listing all of EnSurge NM’s assets as security for the Company’s obligations under the Transaction Documents (the “EnSurge Security Agreement,” and together with the Company Security Agreement, the “Security Agreements”), and (3) a Membership Unit Pledge Agreement substantially in the form attached hereto as Annex VI pursuant to which the Company shall pledge all of the membership units of EnSurge NM as additional security for the Company’s obligations under the Transaction Documents (the “Pledge Agreement”). In consideration thereof, each Buyer shall pay the principal amount set forth on such Buyer’s signature page to this Agreement (the “Purchase Price”). The Purchase Price shall be paid in accordance with the Disbursement Schedule.

(ii)           In consideration for the Purchase Price, the Company shall also issue to the each Buyer a Warrant to Purchase Shares of Common Stock in the forms attached hereto as Annex VII and Annex VIII respectively (the “Warrants”) and execute and deliver to each Buyer a Confession of Judgment substantially in the forms attached hereto as Annex IX and Annex X respectively (the “Confessions”).

(iii)           The Company shall also execute and deliver to the Transfer Agent, and the Transfer Agent shall execute to indicate its acceptance thereof, the irrevocable transfer agent instruction letter substantially in the form attached hereto as Annex XI (the “Transfer Agent Letter”).

(iv)           Each officer, director and others designated by Agent shall execute a Lockup Agreement (the “Lockup Agreement”) in the form attached hereto as Annex XII.

(v)           At the Closing (as defined below), each Buyer shall deliver to the Company its respective share of the Purchase Price.

b.           Form of Payment; Delivery of Securities. The purchase and sale of the Securities shall take place at a closing (the “Closing”) to be held at the offices of Next View on the Closing Date.  At the Closing, the Company will deliver the Transaction Documents to the Buyers against delivery by each Buyer to the Company of its respective share of the Purchase Price.

c.           Purchase Price. The Notes carry an aggregate original issue discount of $110,000.00 (the “OID”).  In addition, the Company agrees to pay $5,000.00 to the Buyers to cover the Buyers’ legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expenses”).  The Purchase Price, therefore, shall be $1,100,000.00, computed as follows: $1,210,000.00 less the OID.

3.           BUYER REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally but not jointly, represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows:

a.           Binding Obligation. The Transaction Documents to which such Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by such Buyer.  This Agreement has been executed and delivered by such Buyer, and this Agreement is, and each of the other Transaction Documents to which such Buyer is a party, when executed and delivered by such Buyer (if necessary), will be valid and binding obligations of such Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

b.           Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Regulation D.

4.           COMPANY REPRESENTATIONS AND WARRANTIES.   The Company represents and warrants to each Buyer as of the date hereof and as of the Closing Date that:

a.           Rights of Others Affecting the Transactions.  There are no preemptive rights of any stockholder of the Company, as such, to acquire the Securities.  No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Documents.

b.           Status.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect.  The Company has registered its stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act.   The Company has not taken any action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Common Stock is quoted on the Principal Trading Market.  The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

c.           Authorized Shares.

(i)           The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which approximately 29,362,341 are outstanding. Of the outstanding shares of Common Stock, approximately 2,600,000 shares are beneficially owned by Affiliates of the Company.

(ii)           Other than as set forth in the Company’s SEC Documents, there are no outstanding securities which are convertible into or exchangeable for shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future.

(iii)           All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.  After considering all other commitments that may require the issuance of Common Stock, the Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date, were (1) the Notes issued and fully converted on that date and (2) the Warrants issued and fully exercised on that date.

(iv)           The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued (1) on conversion of, or in payment of interest on the Notes in accordance with the terms thereof, (2) upon exercise of the Warrants in accordance with the terms thereof, or (3) at the Closing in accordance with the terms of this Agreement, as applicable, will have been duly and validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, and will not subject the Holder thereof to personal liability by reason of being a Holder.

(v)           The Conversion Shares and Warrant Shares are enforceable against the Company and the Company presently has no claims or defenses of any nature whatsoever with respect to the Conversion Shares or the Warrant Shares.

d.           Transaction Documents and Stock.  This Agreement and each of the other Transaction Documents, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and the Notes, the Security Agreements, the Pledge Agreement, the Warrants, and each of the other Transaction Documents, when executed and delivered by the Company (if necessary), will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

e.           Non-contravention.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company, the issuance of the Securities in accordance with the terms hereof and thereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Notes, the Security Agreements, the Pledge Agreement, the Warrants and the other Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or bylaws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

f.           Approvals.  No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyers as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

g.           Filings; Financial Statements.  None of the Company’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension.  As of their respective dates, the financial statements of the Company included in the Company’s SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the Company’s SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

h.           Absence of Certain Changes.  Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Company’s SEC Documents. Since the Last Audited Date, except as provided in the Company’s SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.           Full Disclosure.  There is no fact known to the Company or that the Company should know after having made all reasonable inquiries (other than conditions known to the public generally or as disclosed in the Company’s SEC Documents) that has not been disclosed in writing to the Buyers that would reasonably be expected to have or result in a Material Adverse Effect.

j.           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents.  The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transactions contemplated herein or that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

k.           Absence of Events of Default. Neither the Company nor any of its Subsidiaries is in violation of or in default with respect to (i) its Certificate of Incorporation or bylaws or other organizational documents, each as currently in effect, or any material judgment, order, writ, decree, statute, rule or regulation applicable to such entity; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such entity is a party or by which it or any of its properties or assets are bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), except such breach or default which would not have or result in a Material Adverse Effect.

l.           Absence of Certain Company Control Person Actions or Events.  Other than as set forth in the Company’s SEC Documents, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

(i) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he or she was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two (2) years before the time of such filing;

(ii) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

A. acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

B. engaging in any type of business practice; or

C. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(iv) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such Company Control Person to engage in any activity described in subsection (iii) immediately above, or to be associated with Persons engaged in any such activity; or

(v) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

m.           No Undisclosed Liabilities or Events.  The Company has no liabilities or obligations other than those disclosed in the Transaction Documents or the Company’s SEC Documents or those incurred in the ordinary course of the Company’s business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect.  No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable laws, rules or regulations, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.  There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (i) change the Certificate of Incorporation or bylaws of the Company, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (ii) materially or substantially change the business, assets or capital of the Company, including its interests in Subsidiaries.

n.           No Integrated Offering.  Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, made any offer or sale of any security of the Company or solicited any offer to buy any such security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

o.           Dilution.  Each of the Company and its executive officers and directors is aware that the number of shares of Common Stock issuable upon the execution of this Agreement, the conversion of the Notes and exercise of the Warrants, or pursuant to the other terms of the Transaction Documents may have a dilutive effect on the ownership interests of the other stockholders (and Persons having the right to become stockholders) of the Company.  The Company specifically acknowledges that its obligation to issue (i) the Conversion Shares upon conversion of the Notes and (ii) the Warrant Shares upon exercise of the Warrants, is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company, and the Company will honor such obligations, including honoring every Notice of Conversion (or “Conversion Notice” as contemplated by the Notes), unless the Company is subject to an injunction (which injunction was not sought by the Company or any of its directors or executive officers) prohibiting the Company from doing so.

p.           Fees to Brokers, Placement Agents and Others.  The Company has taken no action which would give rise to any claim by any Person for a brokerage commission, placement agent or finder’s fees or similar payments by the Buyers relating to this Agreement or the transactions contemplated hereby.  Except for such fees arising as a result of any agreement or arrangement entered into by the Buyers without the knowledge of the Company (a “Buyers’ Fee”), the Buyers shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby.  The Company shall indemnify and hold harmless each of the Buyers, their respective employees, officers, directors, stockholders, managers, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyers’ Fee, if any).

q.           Disclosure.  All information relating to or concerning the Company set forth in the Transaction Documents or in the Company’s SEC Documents or other public filings provided by or on behalf of the Company to the Buyers is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable laws, rules or regulations, requires public disclosure or announcement by the Company.

r.           Confirmation.  The Company agrees that, if, to the knowledge of the Company, any events occur or circumstances exist prior to the payment of the Purchase Price by the Buyers to the Company which would make any of the Company’s representations or warranties set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyers in writing prior to such date of such events or circumstances, specifying which representations or warranties are affected and the reasons therefor.

s.           Title. The Company and the Subsidiaries, if applicable, own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties, subject to no liens, claims or encumbrances except as have been disclosed to the Buyers.

t.           Intellectual Property.

(i)           Ownership.  The Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, know-how, inventions, discoveries, published and unpublished works of authorship, processes and any and all other proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect.  Except for agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Company’s business, all of which have been made available for review by the Buyers, there are no outstanding options, licenses or agreements relating to the Intellectual Property of the Company, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity.  The Company has not received any written communication alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity, nor is the Company aware of any basis therefor.  The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the present conduct of its business other than in the ordinary course of its business.  There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of Intellectual Property, other than in the ordinary course of its business.

(ii)           No Breach by Employees.  The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted.  Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.  The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company of which it is aware.

u.           Opinion. Counsel to the Company has delivered to Agent an opinion letter (the “Opinion Letter”) stating that (i) the Company is not a “Shell Company” as such term is defined in Rule 144, (ii) the Company has not been a Shell Company for the preceding twelve (12) months, (iii) the Company is in compliance with all filing requirements under Rule 144 as of the date hereof, and (iv) the Shares may be sold by the Buyers without any restrictions pursuant to Rule 144, so long as the applicable holding period specified by Rule 144 is satisfied.

5.           CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.           Covenants and Acknowledgements of the Buyers.

(i)           Transfer Restrictions.  Each Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, the cost of which shall be borne by the Company and which the Company shall accept provided it is reasonable in form, scope and substance, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

(ii)           Restrictive Legend.  Each Buyer acknowledges and agrees that, until such time as the relevant Securities have been registered under the 1933 Act, and may be sold in accordance with an effective registration statement, or until such Securities can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(iii)           Confessions of Judgment.  Each Buyer agrees it will not file such Buyer’s Confession unless and until an Event of Default (as defined in the Notes) under such Buyer’s Note has occurred; provided, however, that upon such an Event of Default, such Buyer shall be entitled to immediately file such Buyer’s Confession in an ex parte fashion.

b.           Covenants, Acknowledgements and Agreements of the Company. As a condition to the Buyers’ obligation to purchase the Securities contemplated by this Agreement, and as a material inducement for the Buyers to enter into this Agreement and the other Transaction Documents, until all of the Company’s obligations hereunder and the Notes are paid and performed in full and the Warrants are exercised in full, or within the timeframes otherwise specifically set forth below, the Company shall comply with the following covenants:

(i)           Filings.  From the date hereof until the date that is six (6) months after all the Conversion Shares and Warrant Shares either have been sold by the Buyers, or may permanently be sold by the Buyers without any restrictions pursuant to Rule 144 (the “Registration Period”), the Company shall  timely make all filings required to be made by it under the 1933 Act, the 1934 Act, Rule 144 or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of the Principal Trading Market, and such filings shall conform to the requirements of applicable laws, regulations and government agencies, and, unless such filings are publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), the Company shall provide a copy thereof to Agent promptly after such filings.  Additionally, within four (4) business days following the date of this Agreement, the Company shall file a current report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and approved by Agent and attaching the material Transaction Documents as exhibits to such filing. The Company shall further redact all confidential information from such Form 8-K.  Additionally, the Company shall furnish to each Buyer, so long as such Buyer owns any Securities, promptly upon request, (1) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (2) a copy of the most recent annual or quarterly report of the Company, and (3) such other information as may be reasonably requested to permit the Buyers to sell such Securities pursuant to Rule 144 without registration.

(ii)           Reporting Status.  So long as the Buyers beneficially owns Securities and for at least twenty (20) Trading Days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(iii)           Listing.  The Common Stock shall be listed or quoted for trading on any of (1) NYSE Amex, (2) the New York Stock Exchange, (3) the Nasdaq Global Market, (4) the Nasdaq Capital Market, (5) the OTC Bulletin Board, or (6) the OTCQX or OTCQB. The Company shall promptly secure the listing of all of the Conversion Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all securities from time to time issuable under the terms of the Transaction Documents. The Company shall comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market and/or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any successor thereto, as the case may be, applicable to it at least through the date which is sixty (60) days after the later of (1) the date on which each Note has been converted or paid in full, or (2) the date on which each Warrant has been exercised in full.

(iv)           Use of Proceeds.  The Company shall use the net proceeds received hereunder for working capital and general corporate purposes only; provided, however, the Company will not use such proceeds to pay fees payable (1) to any broker or finder relating to the offer and sale of the Notes and the Warrants, or (2) to any other party relating to any financing transaction effected prior to the Closing Date.

(v)           Publicity, Filings, Releases, Etc.  Neither party shall disseminate any information relating to the Transaction Documents or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, “Publicity”), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof.  Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included.  In furtherance of the foregoing, the Company shall provide to the Buyers’ Counsel a draft of the first current report on Form 8-K or a quarterly or annual report on Form 10-Q or 10-K, as the case may be, intended to be made with the SEC which refers to the Transaction Documents or the transactions contemplated thereby as soon as practicable (but at least two (2) Trading Days before such filing will be made) and shall not include in such filing (or any other filing filed before then) any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included.  Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Documents in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this subsection).

(vi)           FINRA Rule 5110. In the event that the Corporate Financing Rule 5110 of FINRA is or becomes applicable to the transactions contemplated by the Transaction Documents or to the sale by a Holder of any of the Securities, then the Company shall, to the extent required by such rule, timely make any filings and cooperate with any broker or selling stockholder in respect of any consents, authorizations or approvals that may be necessary for FINRA to timely and expeditiously permit the Holder to sell the Securities.

(vii)           Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(viii)           Corporate Existence.  The Company shall (1) do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, preserving and keeping in full force and effect all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; (2) continue to engage in business of the same general type as conducted as of the date hereof; and (3) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder.

(ix)           Taxes.  The Company shall pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with GAAP.

(x)           Compliance. The Company shall comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements (collectively, “Requirements”) of all governmental bodies, insurers, departments, commissions, boards, courts, authorities, officials or officers which are applicable to the Company, its business, operations, or any of its properties, except where the failure to so comply would not have a Material Adverse Effect on the Company or any of its properties; provided, however, that nothing provided herein shall prevent the Company from contesting in good faith the validity or the application of any Requirements.

(xi)           3(a)(10) Shares.  In the event the Company, in violation of the covenants contained herein, ever ceases to be a reporting company for purposes of the 1934 Act for any period of time, then the Company, for so long as Rule 144 is not available to the Buyers as an exemption from registration, shall cause any of its stockholders who at such time are in possession of Common Stock tradable under Section 3(a)(10) of the Securities Act (“3(a)(10) Shares”) to cease to sell such 3(a)(10) Shares.

(xii)           Litigation.  From and after the date hereof and until all of the Company’s obligations hereunder and the Notes are paid and performed in full and the Warrants are exercised in full, the Company shall notify Agent in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Company involving a claim in excess of $100,000.00.

(xiii)           Performance of Obligations.  The Company shall promptly and in a timely fashion perform and honor all demands, notices, requests and obligations that exist or may arise under the Transaction Documents.

(xiv)           Failure to Make Timely Filings.  The Company agrees that, if the Company fails to timely file on the SEC’s EDGAR system any information required to be filed by it, whether on a Form 10-K, Form 10-Q, Form 8-K, Proxy Statement or otherwise so as to be deemed a “reporting issuer” with current public information under the 1934 Act, the Company shall be liable to pay to the applicable Holder an amount based on the following schedule (where “No. Business Days Late” refers to each Trading Day after the latest due date for the relevant filing):

Late Filing Payment For
Each $10,000.00 of
           No. Business Days Late                                          Outstanding Principal of the Applicable Note

1                                                      $100.00
2                                                      $200.00
3                                                      $300.00
4                                                      $400.00
5                                                      $500.00
6                                                      $600.00
7                                                      $700.00
8                                                      $800.00
9                                                      $900.00
              10                                                      $1,000.00
>10                                                      $1,000.00 + $200.00 for each TradingDay Late beyond 10 days

The Company shall pay any payments incurred under this subsection in immediately available funds upon demand by the Holder; provided, however, that the Holder making the demand may specify that the payment shall be made in shares of Common Stock at the Conversion Price (as defined in the Notes) applicable to the date of such demand.  If the payment is to be made in shares of Common Stock, such shares shall be considered Conversion Shares under the Notes, with the “Delivery Date” for such shares being determined from the date of such demand. The demand for payment of such amount in shares of Common Stock shall be considered a “Conversion Notice” (but the delivery of such shares shall be in payment of the amount contemplated by this subsection and not in payment of any principal or interest on the Notes).

(xv)           Authorized Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Notes and exercise of the Warrants multiplied by two (2) (the “Share Reserve”). If at any time the Share Reserve is insufficient to effect the full conversion of the Notes and exercise of the Warrants, the Company shall immediately increase the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the stockholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of authorized shares of Common Stock. The Company’s management shall recommend to the Company’s stockholders to vote in favor of increasing the number of authorized shares of Common Stock.  Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock. The Company shall use its best efforts to cause such additional shares of Common Stock to be authorized so as to comply with the requirements of this Section.

(xvi)           DWAC Eligibility. For so long as (1) any portion of either Note remains outstanding, or (2) any portion of either Warrant remains unexercised, the Company shall use its best efforts to maintain DWAC eligibility. In the event the Company is not DWAC eligible or does not otherwise deliver Shares to a Buyer pursuant to a conversion of all or any portion of such Buyer’s Note or an exercise of all or any portion of such Buyer’s Warrant, the outstanding principal balance of such Buyer’s Note shall increase by an amount equal to the decline in value of the Shares, if any, between the time the applicable Conversion Notice or exercise notice (delivered pursuant to the Warrants) (a “Notice of Exercise”) was delivered to the Company and the time such Shares are freely tradeable in the applicable Buyer’s brokerage account.

(xvii)           Anti-Dilution Certification.  For so long as any portion of either Note remains outstanding, the Company shall deliver to Agent on or before the 10th day of each month a certification in the form attached hereto as Annex XIII whereby the Company shall notify Agent of any events that occurred during the previous month that trigger anti-dilution protection or other adjustments to the applicable Conversion Price (as defined in the Notes) or Exercise Price (as defined in the Warrants) (collectively, “Adjustment Events”) under the Notes and the Warrants or, if no Adjustment Events occurred, certifying to Agent and the Buyers that no Adjustment Events occurred during the previous month.

(xviii)           Certain Negative Covenants of the Company.  From and after the date hereof and until all of the Company’s obligations hereunder and the Notes are paid and performed in full and the Warrants are exercised in full, the Company shall not:

A.           Incur any new indebtedness for borrowed money without the prior written consent of each Buyer, which consent may be withheld at the sole discretion of the Buyers; provided, however the Company may incur obligations under trade payables in the ordinary course of business consistent with past practice without the consent of the Buyers;

B.           Grant or permit any security interest (or other lien or other encumbrance) in or on any of its assets;

C.           Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Company, or amend or modify any agreement related to any of the foregoing, except on terms that are no less favorable, in any material respect, than those obtainable from any person or entity who is not an Affiliate of the Company; or

D.           Enter into any debt or equity financing transaction without giving each Buyer at least ten (10) Trading Days notice of such prospective financing transaction (the “Transaction Notice”) and the pre-emptive right to provide such financing on substantially similar terms within five (5) Trading Days of receiving the Transaction Notice. Each Buyer may also elect, in its sole discretion, to convert then then-outstanding balance of its Note (including all default interest, penalties and fee) into securities issued in any such subsequent financing transactions on the same terms and conditions as the other investors in such financing transaction. The applicable Buyer shall make such election by giving the Company written notice of its election within five (5) Trading Days of receiving the Transaction Notice.

(xix)           No Assignment of EnSurge NM Services Contract.  EnSurge NM covenants and agrees that it will not assign, transfer, or convey all or any portion of its rights and/or obligations under that certain Amended and Restated Precious Metals Processing Agreement dated August 10, 2011 between EnSurge NM, on the one hand, and Walter O. Breeding, WOB Equities, Inc., and the Breeding Family Estate Trust, on the other hand (the “EnSurge NM Services Contract”). The Company further covenants that it will not assign, nor take any action to cause EnSurge NM to assign, the EnSurge NM Services Contract without the Buyer’s prior written consent to any such assignment. For purposes hereof, a Change of Control (as defined below) of EnSurge NM shall be deemed to be an assignment by EnSurge NM. The term “Change of Control” means (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of Ensurge NM, or (ii) a sale of all or substantially all of the assets of Ensurge NM to another person or entity.

5

6.           TRANSFER AGENT INSTRUCTIONS.

a.           The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 5(a)(i) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock upon conversion of the Notes and/or exercise of the Warrants, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 5(a)(ii) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Holder or its designee and in such denominations to be specified by the Holder in connection therewith.  Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  Nothing in this Section shall affect in any way the Buyers’ respective obligations and agreement to comply with all applicable securities laws upon resale of the Securities.  If a Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by such Buyer of any of the Securities in accordance with clause (1)(B) of Section 5(a)(i) of this Agreement is not required under the 1933 Act or upon request from a Holder while an applicable registration statement is effective, the Company shall (except as provided in clause (2) of Section 5(a)(i) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares and the Warrant Shares, as may be applicable, use its best efforts to cause the Transfer Agent to promptly electronically transmit to the Holder via DWAC such Conversion Shares or Warrant Shares.  The Company specifically covenants that, as of the Closing Date, the Transfer Agent shall be (a) participating in the DWAC program, and (b) DWAC eligible.  Moreover, the Company shall notify Agent in writing if the Company at any time while the Holder holds Securities becomes aware of any plans of the Transfer Agent to terminate such DWAC participation or eligibility.  While any Holder holds Securities, the Company shall at all times after the Closing Date maintain a transfer agent which participates in the DWAC program and is DWAC eligible, and the Company shall not appoint any transfer agent which does not both participate in the DWAC program and maintain DWAC eligibility.  Nevertheless, if at any time that the Company receives a Conversion Notice the Transfer Agent is not participating in the DWAC program or the Conversion Shares or Warrant Shares are not otherwise transferable via the DWAC program, then the Company shall instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Holder.  In the event the Transfer Agent is not DWAC eligible on any Conversion Date or Exercise Date (as defined in the Warrants), and consequently the Company issues Conversion Shares or Warrant Shares pursuant to a Notice of Conversion or Notice of Exercise in certificated rather than electronic form, then in such event the amount set forth in Section 5(b)(xvi) shall be added to the principal balance of the applicable Note.

b.           (i)           The Company understands that a delay in the delivery of Conversion Shares or Warrant Shares, whether on conversion of all or any portion of the Notes and/or in payment of accrued interest, or exercise of the Warrants, beyond the relevant Delivery Date (as defined in the Notes or the Warrants, as applicable) could result in economic loss to the Holder.  As compensation to the Holder for such loss, in addition to any other available remedies at law or equity, the Company shall pay late payments to the Holder for late delivery of the Shares in accordance with the following schedule (where “No. Business Days Late” is defined as the number of Trading Days beyond three (3) Trading Days after the Delivery Date):

No. Business Days Late	Late Payment for Each $10,000.00 of Principal or Interest Being Converted
(or amount of Warrant exercise)

1                                                      $100.00
2                                                      $200.00
3                                                      $300.00
4                                                      $400.00
5                                                      $500.00
6                                                      $600.00
7                                                      $700.00
8                                                      $800.00
9                                                      $900.00
10                                                    $1,000.00
>10	$1,000.00 + $200.00 for each Business Day Late beyond 10 days

As elected by the Holder, the amount of any payments incurred under this Section 6(b)(i) shall either be automatically added to the principal balance of the applicable Note or otherwise paid by the Company in immediately available funds upon demand. Nothing herein shall limit the Holder’s right to pursue additional damages for the Company’s failure to issue and deliver the Shares to the Holder within a reasonable time.  Furthermore, in addition to any other remedies which may be available to a Holder, in the event that the Company fails for any reason to effect delivery of such Shares within three (3) Trading Days after the Delivery Date, the Holder will be entitled to revoke the relevant Notice of Conversion or Notice of Exercise by delivering a notice to such effect to the Company prior to such Holder’s receipt of the relevant Shares, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise, as the case may be; provided, however, that any payments contemplated by this Section 6(b)(i) which have accrued through the date of such revocation notice shall remain due and owing to the Holder notwithstanding such revocation.

(ii)           If, by the fifth Trading Day after the  relevant Delivery Date, the Company fails for any reason to deliver the Shares, but at any time after the Delivery Date, the Holder purchases, in an arm’s-length open market transaction or otherwise, shares of Common Stock (the “Covering Shares”) in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the “Sold Shares”), which delivery such Holder anticipated to make using the shares of Common Stock to be issued upon such conversion or exercise (a “Buy-In”), the Holder shall have the right to require the Company to pay to the Holder, in addition to and not in lieu of the amounts contemplated in other provisions of the Transaction Documents, including, but not limited to, the provisions of the immediately preceding Section 6(b)(i), the Buy-In Adjustment Amount (as defined below).  The “Buy-In Adjustment Amount” is the amount equal to the number of Sold Shares multiplied by the excess, if any, of (1) the Holder’s total purchase price per share (including brokerage commissions, if any) for the Covering Shares over (2) the net proceeds per share (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares.  The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds immediately upon demand by the Holder.  By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000.00 to cover a Buy-In with respect to shares of Common Stock the Holder sold for net proceeds of $10,000.00, the Buy-In Adjustment Amount which Company will be required to pay to the Holder will be $1,000.00.

c.            The Company shall assume any fees or charges of the Transfer Agent or Company Counsel regarding (i) the removal of a legend or stop transfer instructions with respect to the Securities, and (ii) the issuance of certificates or DWAC registration to or in the name of the Holder or the Holder’s designee or to a transferee as contemplated by an effective registration statement.  Notwithstanding the foregoing, it shall be the Holder’s responsibility to obtain all needed formal requirements (specifically: medallion guarantee and prospectus delivery compliance) in connection with any electronic issuance of shares of Common Stock.

d.           The Holder of each Note shall be entitled to exercise its conversion privilege with respect to such Note, notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”).  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such Holder’s exercise privilege.  The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of such Note. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

7.           CLOSING DATE.

a.           The Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 8 and 9 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

b.           Closing of the purchase and sale of the Securities, which the parties anticipate shall occur concurrently with the execution of this Agreement, shall occur at the offices of EGS and shall take place no later than 3:00 P.M., Eastern Time, or on such day or such other time as is mutually agreed upon by the Company and the Buyers.

8.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The Company’s obligation to sell the Securities to each respective Buyer pursuant to this Agreement on the Closing Date is conditioned upon and subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Company:

a.           The execution and delivery of this Agreement and, as applicable, the other Transaction Documents by each respective Buyer;

b.           Delivery by each respective Buyer of good funds as payment in full of an amount equal to such Buyer’s portion of the Purchase Price in accordance with this Agreement;

c.           The accuracy on the Closing Date of the representations and warranties of each respective Buyer contained in this Agreement, each as if made on such date, and the performance by such Buyer on or before such date of all covenants and agreements of such Buyer required to be performed on or before such date; and

d.           There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

9.           CONDITIONS TO THE BUYERS’ OBLIGATION TO PURCHASE. Each respective Buyer’s obligation to purchase the Securities from the Company pursuant to this Agreement on the Closing Date is conditioned upon and subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the respective Buyer (but only with respect to such Buyer’s Note):

a.           The execution and delivery of this Agreement, the Company Security Agreement, the Pledge Agreement, the Transfer Agent Letter, the Confessions and, as applicable, the other Transaction Documents by the Company;

b.           The execution and delivery of the Lockup Agreements by the appropriate officers and directors of the Company, as determined by Agent in its sole discretion;

c.           The execution and delivery of the EnSurge Security Agreement by EnSurge NM;

d.           The delivery by the Company to each Buyer of such Buyer’s respective Note and Warrant, each in original form, duly executed by the Company, in accordance with this Agreement;

e.           The delivery by the Company to Agent of the Opinion Letter, which Opinion Letter is in a form reasonably satisfactory to Agent;

f.           On the Closing Date, each of the Transaction Documents executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

g.           The Share Reserve shall be sufficient to effect the full conversion of the Notes and exercise of the Warrants as of the Closing Date;

h.           The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement and the other Transaction Documents, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

i.           There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

j.           From and after the date hereof up to and including the Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii) no minimum prices shall been established for securities traded on the Principal Trading Market; (iv) there shall not have been any material adverse change in any financial market; and (v) there shall not have occurred any Material Adverse Effect;

k.           Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained (i) all governmental approvals required in connection with the lawful sale and issuance of the Securities, and (ii) all third party approvals required to be obtained by the Company in connection with the execution and delivery of the Transaction Documents by the Company or the performance of the Company’s obligations thereunder; and

l.           All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Agent.

m.           The execution and delivery of the EnSurge NM Services Contract by EnSurge NM and the other parties thereto.

n.           The delivery of the waiver agreement, , in form and substance reasonably satisfactory to the Buyers, duly executed by the Company, EnSurge NM, Next View Capital L.P. (“Next View”), Zadar LLC. (“Zadaor” and together with Next View, the “Outstanding Debtholders”), evidencing the payoff of such debt owed to the Outstanding Debtholders and the release of the liens in favor of the Outstanding Debtholders.

10.           INDEMNIFICATION.

a.           The Company agrees to defend, indemnify and forever hold harmless Agent and each Buyer and their respective stockholders, directors, officers, managers, members, partners, Affiliates, employees, and agents, and each Buyer Control Person (collectively, the “Buyer Parties”) from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which a Agent, a Buyer or any of the other Buyer Parties becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or any of the other Transaction Documents, as such Damages are incurred. The Buyer Parties with the right to be indemnified under this Section (the “Indemnified Parties”) shall have the right to defend any such action or proceeding with attorneys of their own selection, and the Company shall be solely responsible for all costs and expenses related thereto.  If the Indemnified Parties opt not to retain their own counsel, the Company shall defend any such action or proceeding with attorneys of its choosing at its sole cost and expense, provided that such attorneys have been pre-approved by the Indemnified Parties, which approval shall not be unreasonably withheld, and provided further that the Company may not settle any such action or proceeding without first obtaining the written consent of the Indemnified Parties.

b.           The indemnity contained in this Agreement shall be in addition to (i) any cause of action or similar rights of the Buyer Parties against the Company or others, and (ii) any other liabilities the Company may be subject to.

11.           SPECIFIC PERFORMANCE.  The Company and the Buyers acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Documents were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the parties (including any Holder) shall be entitled to an injunction or injunctions, without the necessity to post a bond (except as specified below), to prevent or cure breaches of the provisions of this Agreement or any of the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a Notice of Conversion or a Notice of Exercise, may not fail or refuse to deliver certificates representing shares of Common Stock and the related legal opinions, if any, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Documents, the Company shall not raise as a legal defense any claim that the Holder or anyone associated or affiliated with the Holder has violated any provision hereof or any of the other Transaction Documents or has engaged in any violation of law or any other claim or defense, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver such certificates to the Holder. The proceeds of such bond shall be payable to the Holder to the extent that the Holder obtains judgment or its defense is recognized.  Such bond shall remain in effect until the completion of the relevant proceeding and, if the Holder appeals therefrom, until all such appeals are exhausted.  This provision is deemed incorporated by reference into each of the Transaction Documents as if set forth therein in full.

12.           OWNERSHIP LIMITATION. If at any time after the Closing, a Buyer shall or would receive shares of Common Stock in payment of interest or principal under such Buyer’s Note or upon conversion of such  Buyer’s Note or exercise of such Buyer’s Warrant, so that such Buyer would, together with other shares of Common Stock held by it or its Affiliates, hold by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (the “4.99% Cap”), the Company shall not be obligated and shall not issue to such Buyer shares of Common Stock which would exceed the 4.99% Cap, but only until such time as the 4.99% Cap would no longer be exceeded by any such receipt of shares of Common Stock by such Buyer. The foregoing limitations are enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of each Buyer. The foregoing limitation shall apply separately with respect to each Buyer and not the Buyers on an aggregate basis.

13.           MISCELLANEOUS.

a.           Governing Law and Venue.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive personal jurisdiction of the federal courts whose districts encompass any part of Salt Lake County or the state courts of the State of Utah sitting in Salt County in connection with any dispute arising under this Agreement, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this subsection shall affect or limit any right to serve process in any other manner permitted by law.

b.           No Waiver.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

d.           Pronouns.  All pronouns and any variations thereof in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

e.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to constitute one instrument.  Facsimile and email copies of signed signature pages will be deemed binding originals.

f.           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

g.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

h.           Amendment.  This Agreement may be amended only by an instrument in writing signed by the Company and each Buyer.

i.           Entire Agreement.  This Agreement together with the other Transaction Documents constitutes and contains the entire agreement among the Company, Agent and the Buyers and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

j.           Currency.  All dollar amounts referred to or contemplated by this Agreement or any other Transaction Documents shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

k.           Buyers’ Expenses.  In the event the Company or the Buyers elect not to effect the Closing for any reason, the Company shall pay $5,000 in cash to the Buyers for the Buyers’ legal, administrative and due diligence expenses.  Except as provided in the immediately preceding sentence, the Company and the Buyers shall be responsible for paying such party’s own fees and expenses (including legal expenses) incurred in connection with the preparation and negotiation of this Agreement and the other Transaction Documents and the closing of the transactions contemplated hereby and thereby.

l.           Assignment by the Company.  Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Buyers, which consent may be withheld at the sole discretion of the Buyers; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization, the Buyers shall not unreasonably withhold, condition or delay such consent.

m.           Advice of Counsel. In connection with the preparation of this Agreement and all other Transaction Documents, each of the Company, its stockholders, officers, agents, and representatives acknowledges and agrees that EGS acted as legal counsel to Next View only.  Each of Zadar LLC, the Company, their respective stockholders, officers, agents, members, managers and representatives (i) hereby acknowledges that he/she/it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Transaction Documents with legal counsel of his/her/its choice, and (ii) either has sought such legal counsel or hereby waives the right to do so.

n.           No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

o.           Attorney’s Fees.  In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the Prevailing Party (as defined hereafter) shall be entitled to reasonable attorneys’ fees, court costs and collection costs in addition to any other relief to which such party may be entitled.  “Prevailing Party” shall mean the party in any litigation or enforcement action that prevails in the highest number of final rulings, counts or judgments adjudicated by a court of competent jurisdiction.

p.           Replacement of a Note. Subject to any restrictions on or conditions to transfer set forth in the Notes, the Holder of the Notes, at their respective option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s principal corporate office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new convertible secured promissory note(s), each in the principal amount requested by such Holder, dated the date to which interest shall have been paid on the applicable Note so surrendered or, if no interest shall have yet been so paid, dated the date of the applicable Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such Holder or its attorney for the same principal amount as the then unpaid principal amount of the applicable Note so surrendered. As applicable, upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Note and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (ii) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new convertible secured promissory note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on the applicable Note or, if no interest shall have yet been so paid, dated the date of the applicable Note.

q.           Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(i) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile or electronic mail transmission,

(ii) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(iii) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

If to the Company or EnSurge NM:

EnSurge, Inc.
Attn: Jordan Estra
2825 East Cottonwood Parkway, Suite 500
Salt lake City, Utah 84121

with a copy to (which shall not constitute notice):

Law Office of Randall K. Edwards
Attn: Randall K. Edwards
136 South Main Street, Suite 700
Salt Lake City, Utah 84101

If to Next View or Agent:

Next View Capital L.P.
Attn: Stewart Flink
180 Crestview Drive
Deerfield, IL 60015

If to Zadar LLC:

c/o Stewart Flink
180 Crestview Drive
Deerfield, IL 60015

14.           SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. The Company’s and the Buyers’ covenants, agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing hereunder, and shall inure to the benefit of the Buyers and the Company and their respective successors and permitted assigns.

15.           BUYERS’ AGENT.

a.           Appointment of Agent.  The Buyers hereby designate and appoint Agent as their agent for the purposes provided in this Agreement, and the Buyers hereby irrevocably authorize Agent to take such action on their behalf under the provisions of this Agreement and to exercise such powers and to perform such duties as are expressly delegated to Agent by the terms of this Agreement, together with all other powers as are reasonably incidental thereto; provided that Agent shall have no authority, without the affirmative consent of each Buyer, to compromise, settle, forgive (in whole or in part), alter, amend, excuse or forbear in collecting, any portion of the indebtedness owed by the Company to any Buyer under such Buyer’s Note or other Transaction Documents.  Furthermore, any election to be made by the Buyers under the Transaction Documents shall be made solely by the Buyers.

b.           Duties of Agent.  Notwithstanding any provision to the contrary in this Agreement, Agent shall not have any authority, duties or responsibilities except those expressly set forth herein, nor shall any fiduciary functions, responsibilities, duties, obligations or liabilities be read into this Agreement or otherwise exist against Agent.  The duties of Agent shall be mechanical and administrative in nature and Agent shall not by reason of this Agreement be a trustee or fiduciary for the Buyers.

c.           Delegation of Duties.  Agent may execute any of its duties under this Agreement by or through independent contractors, representatives, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Agent shall not be responsible for the negligence or misconduct of any independent contractors, representatives, agents or attorneys-in-fact selected by it with reasonable care.  The Buyers shall be subrogated to all claims of Agent against such independent contractors, representatives, agents or attorneys-in-fact.

d.           Exculpatory Provisions.  Agent shall not be (a) liable for any action lawfully taken or omitted to be taken by Agent under or in connection with this Agreement, except for Agent’s gross negligence or willful misconduct, or (b) responsible in any manner for warranties made by the Company contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in or received by Agent under or in connection with this Agreement or the Transaction Documents, or for the validity, effectiveness, genuineness, enforceability, priority or sufficiency of this Agreement, the Transaction Documents, or for any failure of the Company or any guarantor to perform its obligations thereunder.  Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Transaction Documents, or to inspect the properties, books or records of the Company.

e.           Reliance by Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, letter, fax, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, legal counsel to independent accountants) and other experts selected by Agent.  Agent may seek the advice, concurrence or prior indemnification from the Buyers concerning any matters of judgment or discretion.  Agent shall be fully justified in failing or refusing to take any action unless Agent shall first receive such advice or concurrence of the each Buyer as Agent deems appropriate or Agent shall first be indemnified to its satisfaction by the Buyers against any and all liability and expense that may be incurred by Agent by reason of taking or continuing to take any such action.  Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or the Transaction Documents in accordance with a request of the Buyers, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Buyers.

f.           Non-Reliance on Agent.  The Buyers each expressly acknowledge that neither Agent nor any other Buyer has made any representations or warranties to the Buyers and that no act by Agent or any Buyer hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by Agent or any Buyer to the other Buyers.  Each Buyer represents to Agent and the other Buyers that it has, independently and without reliance upon Agent or any of the other Buyers and based on such documents and information as each Buyer has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit worthiness of the Company and made its own decision to enter into this Agreement and purchase its respective Note and Warrant.  Each Buyer also covenants that it will, independently and without reliance upon Agent or any of the other Buyers and based on the documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement (including whether to convert all or any portion of its respective Note or exercise all or any portion of its respective Warrant), and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition of the Company.  Neither Agent nor any Buyer shall have any duty or responsibility to provide the Buyers with any information concerning the business, operations, property, financial and other condition of the Company that may come into the possession of Agent or any Buyer.

Each Buyer further expressly acknowledges that neither Agent nor any other Buyer has made any representations or warranties to the Buyers as to the validity, effectiveness, genuineness, enforceability, priority or sufficiency of the Transaction Documents or the sufficiency, value, or condition of the Collateral (as defined in the Security Agreements).  Each Buyer represents to Agent and the other Buyers that it has, independently and without reliance upon Agent, Agent’s attorneys, any other Buyer, or any other Buyer’s attorneys, made its own review and determination of the validity, effectiveness, genuineness, enforceability, priority, and sufficiency of the Transaction Documents and the sufficiency, value and condition of the Collateral.

g.           Reimbursement and Allocation of Costs and Expenses.  All reasonable and customary out-of-pocket expenses, including, without limitation, reasonable attorneys fees and legal expenses, incurred by Agent in performance of its duties hereunder which are not promptly paid by the Company shall be equally paid by the Buyers.  All such amounts shall be paid to Agent within five (5) business days of request for payment.

h.           Indemnification.  The Buyers agree to indemnify Agent (to the extent not promptly reimbursed by the Company and without limiting the obligation of the Company) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including, without limitation, reasonable attorneys fees and legal expenses, that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of Agent’s role as agent under this Agreement, or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that the Buyers shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they result from Agent’s gross negligence or willful misconduct; and further provided that such indemnification by each of the Buyers shall be limited to each the Buyers proportionate share of the indemnification amount.  The agreements in this Section shall survive any termination of this Agreement.

i.           Agent in Its Individual Capacity.  Agent generally may engage in any kind of business with the Company as though Agent were not Agent hereunder.

j.           Successor Agent.  Agent may resign as Agent upon ten (10) days written notice to the Buyers or may be removed upon affirmative vote of both of the Buyers.  Upon such resignation or removal of Agent, the Buyers may appoint a successor agent by their unanimous consent.  Until such appointment is made, the Buyers shall collectively act as Agent and all decisions and actions of Agent shall be made by and taken by the Buyers.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

NEXT VIEW PURCHASE PRICE:               $550,000.00

ZADAR LLC PURCHASE PRICE:              $550,000.00

THE COMPANY: ENSURGE, INC. By: /s/ Jordan Estra Name: Jordan Estra Title: CEO & President	NEXT VIEW: NEXT VIEW CAPITAL LP By: /s/ Stewart Flink Stewart Flink, Manager
ENSURGE NM: ENSURGE NM, LLC By: /s/ Jordan Estra Name: Jordan Estra Title: Manager	ZADAR LLC: By: /s/ Stewart Flink Name: Stewart Flink Title: Manager

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

ANNEX I	DISBURSEMENT SCHEDULE

ANNEX II	NEXT VIEW NOTE

ANNEX III	ZADAR LLC NOTE

ANNEX IV	COMPANY SECURITY AGREEMENT

ANNEX V	ENSURGE SECURITY AGREEMENT

ANNEX VI	PLEDGE AGREEMENT

ANNEX VII	NEXT VIEW WARRANT

ANNEX VIII	ZADAR LLC WARRANT

ANNEX IX	NEXT VIEW CONFESSION

ANNEX X	ZADAR LLC CONFESSION

ANNEX XI	TRANSFER AGENT INSTRUCTION LETTER

ANNEX XII	FORM OF LOCKUP AGREEMENT

ANNEX XIII	FORM OF ANTI-DILUTION CERTIFICATE

ANNEX XIV	WAIVER AGREEMENT